      EXHIBIT 99.1

Press Contact:

Ellie Javadi
A&R Partners for Activant Solutions
650.762.2828
ejavadi@arpartners.com

CCITRIAD Changes Name to Activant Solutions

Name Change Signals Company’s Market Expansion Plans

AUSTIN, Texas, Oct. 13, 2003 — CCITRIAD, a leading provider of business management solutions for wholesale, retail and manufacturing businesses, today announced it has changed its name to Activant Solutions Inc. The new name marks an important milestone in the company’s plan to grow through deeper penetration of existing markets and entrance into new adjacent markets.

“We are a different company today than we were just a few years ago,” said Mike Aviles, chairman, president and chief executive officer of Activant. “We’ve aggressively invested in our growth, recruited new talent, improved our products, launched new services and expanded our markets. Our new name reflects these efforts, the significant milestones the company has achieved and our ongoing commitment to achieve further milestones.”

Activant Solutions helps businesses with complex products in high-service distribution environments improve their customer service, reduce inventory costs and increase profitability so that they can successfully compete and differentiate against competition. Activant’s solutions are currently providing these benefits to over 20,000 customers in the automotive aftermarket, hardware, lumber, agribusiness, building and industrial supply, plumbing, nursery and paint industries.

“We’ve been very impressed with Activant’s commitment to bring truly innovative, results-driven solutions to the marketplace,” said Richard H. Morgan, president and chief executive officer of the Automotive Aftermarket Parts Alliance, one of the world’s largest distribution organizations. “It’s clear this company has become the caliber of business partner many of us in the aftermarket had long envisioned.”

“Here at Parker Lumber we are dealing with issues that are unique to our business and business sector. We need a complete solution that goes beyond general purpose accounting and doesn’t require significant customization and IT resources like ERP software,” said Kyle Kincaid, vice president of Parker Lumber. “Activant’s deep understanding of the issues that my business faces has helped me be more responsive to my customers and this directly impacts our bottom line. These solutions are helping us deliver better service than the ‘big-warehouse’ conglomerates and are giving me more control over my business performance.”

About Activant Solutions

Activant Solutions is a leading provider of business management solutions designed for companies with complex products in high-service distribution environments. Over 20,000 specialty wholesale, retail and manufacturing customers use Activant to help drive new levels of business performance. With proven experience and success, Activant is fast becoming an industry standard for companies seeking competitive advantage through stronger customer integration. The company’s business management solutions include advanced software, professional services, content, supply chain connectivity, and analytics. Headquartered in Austin, Texas, Activant Solutions has operations in Livermore, Calif., Denver, Canada, France, Ireland and the United Kingdom. For more information, please visit www.activant.com.

Cooperative Computing, Inc. d/b/a CCITRIAD, a leading provider of business management solutions for specialty wholesale, retail and manufacturing businesses, today announced it has changed its name to Activant Solutions Inc. d/b/a Activant.

The statements contained in this document which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements as to industry trends, future products or services, and products or service line growth. Investors are cautioned that forward-looking statements are inherently uncertain and subject to risks. Actual results may differ materially from the future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include but are not limited to unrealized market demand for our services, the ability to retain the people performance services, and those risks and uncertainties identified in Activant’s (formerly Cooperative Computing) most recent Annual Report on Form 10-K which has been filed with the United States Securities and Exchange Commission. Activant assumes no duty to update information contained in this document at any time.

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